Consent of Independent Auditors


We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Employee Stock Purchase Plan of Matrix Bancorp Inc. and to the incorporation by reference therein of our report dated March 20, 2000, with respect to the consolidated financial statements and schedules of Matrix Bancorp Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



Phoenix, Arizona
/s/ Ernst & Young LLP
June 28, 2000